Exhibit 99.1

AsiaFIN Holdings Corp. Reports 71% Revenue Growth for First Half of 2026

Kuala Lumpur, August 12, 2026 – AsiaFIN Holdings Corp., (OTCQB: ASFH), a leading financial ecosystem enabler, today announced financial results for the second quarter of 2026 ended June 30, 2026.

AsiaFIN delivered substantial improvements in revenue and profitability during the second quarter and first half of 2026, demonstrating stronger operating leverage, improved gross margins, improved subscription renewals and disciplined cost management.

Most notably, the Company returned to profitability, with net income attributable to common shareholders of approximately US$431,000 for the second quarter of 2026, compared with a net loss of approximately US$198,000 in the corresponding quarter of 2025.

For the first six months of 2026, revenue increased 71.4% year-over-year, while the Company continued to strengthen its profitability and financial position.

Financial Results for the Quarter Ended June 30, 2026:

●	Cash and cash equivalents (including short-term investment) were approximately $1.58 million as of June 30, 2026, compared to approximately $1.75 million as of December 31, 2025.

●	Revenue for the quarter was approximately $1.52 million, an increase of 50.5% compared to approximately $1.01 million in the second quarter of 2025. The revenue growth continued across Payment Processing (FinTech) and Regulatory Technology (RegTech) segments.

●	Gross profit was approximately $760,000, or 50.1% gross margin, compared to approximately $312,000, or 31.0% gross margin, in the second quarter of 2025. The improvement in gross margin reflects stronger revenue growth and improved operational efficiency during the quarter.

●	Selling, general and administrative (SG&A) expenses were approximately $341,000, a decrease of 34.9% compared to approximately $523,000 in the second quarter of 2025.

●	Net income was approximately $421,000, compared to a net loss of approximately $208,000 for the second quarter of 2025.

●	Net income attributable to common shareholders was approximately $431,000, compared to a net loss of approximately $198,000 for the second quarter of 2025.

●	Total comprehensive income was approximately $400,000, compared to a comprehensive loss of approximately $109,000 for the second quarter of 2025.

●	Basic and diluted earnings per share were $0.0053 compared to a net loss per share of $0.0024 for the second quarter of 2025.

KC Wong, AsiaFIN’s CEO, said, “AsiaFIN delivered a strong second quarter and first half of 2026, with continued revenue growth and a significant improvement in profitability. Revenue increased 50.5% in the second quarter and 71.4% for the first six months of 2026, reflecting our revenue recognition initiatives.”

“We are particularly encouraged by the significant improvement in gross profit and gross margin during the period. Gross margin increased to 50.1% in the second quarter, compared with 31.0% in the corresponding quarter last year, while the Company moved from an operating loss to operating income and from a net loss to net income, attributable to our strict control on operating expenses,” continued Mr. Wong.

“The improvement in revenue was primarily attributable to the achievement of our team’s project milestone tracking and subscription renewal during the quarter and first half of the year, resulting in higher revenue recognition compared with the corresponding periods in 2025. At the same time, the reduction in selling, general and administrative expenses contributed to the improvement in our overall operating performance.”

“Building on the progress achieved during the first half of 2026, we remain focused on executing our existing projects, strengthening our Fintech, RegTech and RPA businesses, and continuing to develop our technology solutions and customer base across the Asia and Middle East regions,” KC Wong concluded.

Dato’ Dr. Sean Seah, Executive Director of AsiaFIN, said, “The first half of 2026 represents an important milestone for AsiaFIN and for our shareholders. We are translating revenue growth into real profitability.”

“Importantly, AsiaFIN owns the intellectual property (IP) for all of its internally developed R&D products and technology solutions. This provides AsiaFIN with greater control over its technology assets and creates opportunities to scale our solutions across multiple markets without relying on third-party ownership of our core IP.”

“We will continue to focus on converting our technology capabilities and existing customer relationships into higher-value and recurring revenue opportunities.”

ASIAFIN HOLDINGS CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2026 (UNAUDITED) AND DECEMBER 31, 2025 (AUDITED)

(Currency expressed in United States Dollars (“US$”), except for number of shares or otherwise stated)

	As of June 30, 2026	As of December 31, 2025
	Unaudited	Audited
ASSETS
Current assets
Cash and cash equivalents	$880,457	$1,748,051
Short-term investment	703,822	-
Account receivables, net (including $158,120 and $78,885 of account receivable from related parties as of June 30, 2026 and December 31, 2025, respectively)	1,380,334	1,105,953
Prepayment, deposits and other receivables	249,330	260,380
Contract assets	282,584	159,867
Amount due from related parties (including $49,927 and $42,672 of amount due from associate as of June 30, 2026 and December 31, 2025, respectively)	81,973	74,924
Tax assets	116,528	99,094
Total current assets	$3,695,028	$3,448,269

Non-current Assets
Right-of-use assets, net	$552,385	$583,610
Property, plant and equipment, net	695,930	714,685
Investment in associates	8,108	8,250
Total non-current assets	$1,256,423	$1,306,545

TOTAL ASSETS	$4,951,451	$4,754,814

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accrued liabilities and other payables	$404,209	$502,712
Account payables (including $64,169 and $64,580 of account payable to related party as of June 30, 2026 and December 31, 2025, respectively)	152,992	155,051
Contract liabilities	912,305	734,475
Income tax payable	34,090	71,269
Amount due to director	51,878	70,687
Finance lease liability – current portion	16,217	15,972
Operating lease liability – current portion	70,131	60,689
Total current liabilities	$1,641,822	$1,610,855

Non-current liabilities
Amount due to director – non-current portion	$-	$18,491
Finance lease liability – non-current portion	19,794	28,169
Operating lease liability – non-current portion	482,254	522,921
Deferred tax liabilities	8,160	8,212
Total non-current liabilities	$510,208	$577,793

TOTAL LIABILITIES	$2,152,030	$2,188,648

SHAREHOLDERS’ EQUITY
Preferred shares, $0.0001 par value; 200,000,000 shares authorized; None issued and outstanding	$-	$-
Common stock, $0.0001 par value; 600,000,000 shares authorized; 81,915,838 and 81,915,838 shares issued and outstanding as of June 30, 2026 and December 31, 2025	8,192	8,192
Additional paid-in capital	10,795,250	10,795,250
Accumulated other comprehensive loss	(81,007)	(58,383)
Accumulated deficit	(7,846,726)	(8,124,933)
Non-controlling interest	(76,288)	(53,960)

TOTAL SHAREHOLDERS’ EQUITY	$2,799,421	$2,566,166

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$4,951,451	$4,754,814

ASIAFIN HOLDINGS CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2026 AND 2025

(Currency expressed in United States Dollars (“US$”), except for number of shares or otherwise stated)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
REVENUE	$1,516,382	$1,007,296	$2,791,904	$1,628,475

COST OF REVENUE (including $0 and $4,169 of cost of service revenue to related party for the three months ended June 30, 2026 and 2025, respectively; including $0 and $50,198 of cost of service revenue to related party for the six months ended June 30, 2026 and 2025, respectively)	(756,170)	(695,376)	(1,690,926)	(1,323,468)

GROSS PROFIT	$760,212	$311,920	$1,100,978	$305,007

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES (including $26,574 and $27,279 of selling, general and administrative expenses to related party for the three months ended June 30, 2026 and 2025, respectively; including $54,312 and $52,401 of selling, general and administrative expenses to related party for the six months ended June 30, 2026 and 2025, respectively)	(340,536)	(523,056)	(850,158)	(1,008,886)

INCOME/(LOSS) FROM OPERATIONS	$419,676	$(211,136)	$250,820	$(703,879)

OTHER INCOME (including $187 and $0 of interest income from related party for the three months ended June 30, 2026 and 2025, respectively; including $373 and $0 of interest income from related party for the six months ended June 30, 2026 and 2025, respectively)	2,049	3,531	6,609	7,354

FINANCE COST (including $257 and $500 of interest income from related party for the three months ended June 30, 2026 and 2025, respectively; including $584 and $1,041 of interest income from related party for the six months ended June 30, 2026 and 2025, respectively)	(670)	(500)	(1,458)	(1,041)

SHARE OF LOSS FROM OPERATION OF ASSOCIATE	(18)	(115)	(92)	(117)

INCOME/(LOSS) BEFORE INCOME TAX	$421,037	$(208,220)	$255,879	$(697,683)

INCOME TAX PROVISION	-	-	-	-

NET INCOME/(LOSS)	$421,037	$(208,220)	$255,879	$(697,683)
Net loss attributable to non-controlling interest	9,742	10,419	22,328	17,453

NET INCOME/(LOSS) ATTRIBUTED TO COMMON SHAREHOLDERS OF ASIAFIN HOLDINGS CORP.	$430,779	$(197,801)	$278,207	$(680,230)

Other comprehensive income:
- Foreign currency translation (loss)/income	(30,869)	88,346	(22,624)	102,392

TOTAL COMPREHENSIVE INCOME/(LOSS)	$399,910	$(109,455)	$255,583	$(577,838)

NET INCOME/(LOSS) PER SHARE, BASIC AND DILUTED	$0.0053	$(0.0024)	$0.0034	$(0.0083)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING, BASIC AND DILUTED	81,915,838	81,915,838	81,915,838	81,875,838

ASIAFIN HOLDINGS CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2026 AND 2025

(Currency expressed in United States Dollars (“US$”), except for number of shares or otherwise stated)

	Six Months Ended June 30, 2026	Six Months Ended June 30, 2025

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income/(loss)	$255,879	$(697,683)

Adjustments to reconcile net profit to net cash used in operating activities:
Depreciation and amortization	73,667	63,070
Share of loss from operation of associate	92	117
Disposal of asset	-	(11,429)
Provision for credit loss allowance	81,996	194,500

Changes in operating assets and liabilities:
Account payables	(1,099)	75,637
Account receivables	(373,117)	219,414
Prepayment, deposits and other receivables	18,721	15,053
Contract assets	(126,953)	-
Accrued liabilities and other payables	(106,258)	(109,427)
Contract liabilities	187,256	103,668
Tax assets	(18,536)	(22,859)
Income tax payable	(37,703)	(58,373)
Change in lease liability	(34,246)	(28,393)

Net cash used in operating activities	$(80,301)	$(256,705)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(24,849)	(36,270)
Investment in time deposit	(722,131)	-
Disposal of property, plant and equipment	-	11,429

Net cash used in investing activities	$(746,980)	$(24,841)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common shares	-	9,000
Advance to director	(37,703)	(32,001)
Repayment of finance lease liabilities	(8,053)	-
Advances to related companies	(7,520)	(11,733)

Net cash used in financing activities	$(53,276)	$(34,734)

Effect of exchange rate changes on cash and cash equivalents	$12,963	$37,772

Net decrease in cash and cash equivalents	$(867,594)	$(278,508)
Cash and cash equivalents, beginning of period	1,748,051	1,309,929

CASH AND CASH EQUIVALENTS, END OF PERIOD	$880,457	$1,031,421

SUPPLEMENTAL CASH FLOWS INFORMATION
Cash paid for income taxes	$56,239	$24,055
Cash paid for interest paid	$584	$1,041

SUPPLEMENTAL NON-CASH INVESTING AND FINANCING ACTIVITIES:
Initial recognition of operating lease right-of-use assets and operating lease obligations upon adoption of ASC Topic 842	$72,157	$77,875

Initial recognition of the balance payment of finance lease right-of-use asset by finance lease liabilities	$-	$-

About AsiaFIN Holdings Corp.

AsiaFIN Holdings Corp. (OTCQB: ASFH), a Nevada corporation, operates through its wholly owned subsidiaries in Malaysia, Hong Kong, and the British Virgin Islands. AsiaFIN’s mission is to become the “financial ecosystem enabler” through its solutions in Fintech; Regulatory Technology (RegTech); ESG Consultancy & Reporting and Robotic Process Automation (RPA) services. AsiaFIN provides services to more than 90 financial institutions and over 100 corporate clients in the Asia and Middle East region including Malaysia, Myanmar, the Philippines, Indonesia, Bangladesh, Pakistan, Thailand, Singapore and Saudi Arabia. AsiaFIN’s clients are central banks, financial institutions and large corporations. For further information regarding the company, please visit https://asiafingroup.com.

Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the near future. Those statements include statements regarding the intent, belief or current expectations of AsiaFIN and members of its management as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements.

AsiaFIN undertakes no obligation to update or revise forward-looking statements to reflect changed conditions. Statements in this presentation that are not descriptions of historical facts are forward-looking statements relating to future events, and as such all forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995. Statements may contain certain forward-looking statements pertaining to future anticipated or projected plans, performance and developments, as well as other statements relating to future operations and results. Words such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate,” “intends,” “goal,” “objective,” “seek,” “attempt,” “aim to,” or variations of these or similar words, identify forward-looking statements. These risks and uncertainties include, but are not limited to, risks associated with AsiaFIN’s operating history, recent history of losses and profits, ability to adequately protect its software innovations, dependence on key executives, ability to obtain required regulatory approvals, other factors described in AsiaFIN’s Annual Report on Form 10-K and other factors as may periodically be described in AsiaFIN’s filings with the U.S. Securities and Exchange Commission.

[CONTINUES BELOW]

Investors

AsiaFIN Holdings Corp. (OTCQB:ASFH)
KC Wong, Chief Executive Officer
investor.relations@asiafingroup.com

Media

AsiaFIN Holdings Corp. (OTCQB:ASFH)
KC Wong, Chief Executive Officer
media@asiafingroup.com

SOURCE: ASIAFIN HOLDINGS CORP.

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